Exhibit 10.6
KENNAMETAL INC.
NONSTATUTORY STOCK OPTION AWARD
FOR NON-EMPLOYEE DIRECTORS
Grant Date: ______________
     Kennametal Inc. (the “Company”) hereby grants to «name» (the “Optionee”), as of the Grant Date listed above, this Nonstatutory Stock Option Award (the “Option”) to purchase «number of stock options» shares of the Company’s Capital Stock, par value $1.25 per share (the “Shares”), at the price of $XX.XX per Share, subject to the terms and conditions of the Kennametal Inc. Stock and Incentive Plan of 2010 (the “Plan”) and the additional terms listed below. Capitalized terms used herein, but not otherwise defined, shall have the same meaning ascribed to them in the Plan.
1. The Option must be exercised within ten (10) years from the Grant Date and only at the times and for the number of Shares as follows: (a) prior to the first anniversary of the Grant Date, the Option is not exercisable as to any Shares; (b) on the first anniversary of the Grant Date, one-third (1/3) of the Shares under the Option will vest and become exercisable; (c) on the second anniversary of the Grant Date, an additional one-third (1/3) of the Shares under the Option will vest and become exercisable; and (d) on the third anniversary of the Grant Date, the remaining one-third (1/3) of the Shares under the Option will vest and become exercisable.
2. This Option is intended to be exempt from coverage under Section 409A of the Internal Revenue Code (which deals with nonqualified deferred compensation) and the regulations promulgated thereunder, and the Company reserves the right to administer, amend or modify the Option or to take any other action necessary or desirable to enable the Option to be interpreted and construed accordingly. Notwithstanding the foregoing, the Optionee acknowledges and agrees that Section 409A may impose upon the Optionee certain taxes or interest charges for which the Awardee is and shall remain solely responsible.
3. All other terms and conditions applicable to this Option are contained in the Plan. A copy of the Plan and related Prospectus is available on your account page at www.Fidelity.com under Plan Information and Documents.

KENNAMETAL INC.
By:	Kevin G. Nowe
Title: Vice President, Secretary and General Counsel